UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2010

ATC Technology Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21803	95-4486486
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Opus Place, Suite 600 Downers Grove, IL		60515
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 271-8100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 22, 2010, ATC Technology Corporation (“ATC”) completed its previously announced merger with Transformers Merger Sub, Inc. (“Merger Sub”), a wholly-owned indirect subsidiary of GENCO Distribution System, Inc. (“GENCO”), whereby Merger Sub merged with and into ATC with ATC continuing as the surviving corporation and wholly-owned indirect subsidiary of GENCO (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of July 18, 2010, as amended (the “Merger Agreement”), by and among ATC, GENCO and Merger Sub, the adoption of which was approved by ATC’s stockholders at a special meeting held on October 22, 2010. The events described below took place in connection with the consummation of the Merger.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on October 22, 2010, ATC terminated its $150 million Credit Agreement dated as of March 21, 2006 among the Company, Bank of America, N.A., as Administrative Agent, and the other Lenders party thereto, Banc of America Securities LLC, J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A. and Charter One Bank, N.A. (the “Credit Agreement”). No amounts were outstanding under the Credit Agreement at the time of the Merger.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, on October 22, 2010, ATC notified the Nasdaq Stock Market (“Nasdaq”) that each share of common stock, par value $.01 per share, of ATC (the “ATC Common Stock”) outstanding immediately prior to the effective time of the Merger (other than treasury shares, shares owned by GENCO or any of ATC’s or GENCO’s wholly-owned subsidiaries or Dissenting Shares (as defined in the Merger Agreement)) would be cancelled and automatically converted into the right to receive $25.00 in cash, without interest and less any applicable withholding taxes, and requested that Nasdaq file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the ATC Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Nasdaq filed the Form 25 on October 22, 2010, and ATC has requested that trading of the ATC Common Stock be suspended prior to the open of trading on October 25, 2010.

ATC intends to file with the SEC a certification on Form 15, requesting the suspension of ATC’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

Effective as of the closing of the Merger, each share of ATC Common Stock (other than treasury shares, shares owned by GENCO or any of ATC’s or GENCO’s wholly-owned subsidiaries or Dissenting Shares ) was cancelled and converted into the right to receive $25.00 in cash, without interest and less applicable withholding taxes, and holders of ATC Common Stock ceased to have any rights as stockholders of ATC, other than the right to receive the Merger consideration or appraisal rights under Section 262 of the Delaware General Corporation Law, as applicable. Immediately before the effective time of the Merger, all outstanding unvested options to purchase ATC Common Stock and restricted stock awarded under ATC’s equity compensation plans became fully vested. The holders of “in the money” options received, in exchange for their options, an amount in cash per share equal to the excess of $25.00 over the exercise price per share of the options (less any required withholding taxes). Upon such exchange of “in the money” options, such options were cancelled. “Out of the money” options were converted, pursuant to the terms of ATC’s equity compensation plans, into the right to receive upon exercise of the option (including the payment of the exercise price), $25.00 in cash per share. “Out of the money” options that remained unexercised will be cancelled on the later of the effective date of the Merger and 30 days after ATC’s stockholders approve the Merger Agreement. Each share of restricted stock was exchanged for $25.00 in cash, without interest and less applicable withholding taxes.

Item 5.01	Changes in Control of Registrant.

On October 22, 2010, pursuant to the Merger Agreement, Merger Sub merged with and into ATC, and ATC became a wholly-owned indirect subsidiary of GENCO. In connection therewith, each share of ATC Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than treasury shares, shares owned by GENCO or any of ATC’s or GENCO’s wholly-owned subsidiaries or Dissenting Shares ) was canceled and converted into the right to receive $25.00 in cash, without interest and less applicable withholding taxes.

The aggregate purchase price paid for ATC Common Stock was approximately $512.6 million. The purchase price was funded by (i) borrowings under a new $450 million line of credit extended to GENCO, (ii) proceeds of approximately $112 million from the sale of shares of GENCO common stock to certain affiliates of Greenbriar Equity Group LLC and (iii) cash on hand.

The disclosures under Item 5.02 hereof are hereby incorporated by reference.

On October 22, 2010, ATC issued a press release announcing the completion of the Merger.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing description of the terms set forth in the Merger Agreement and any other descriptions thereof that are contained in this Current Report on Form 8-K are qualified in their entirety by reference to the Merger Agreement, which is incorporated by reference herein as Exhibit 2.1 to the Current Report on Form 8-K that was filed by ATC with the SEC on July 19, 2010.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2010, Robert L. Evans, Curtland E. Fields, Michael J. Hartnett, Michael D. Jordan, Todd R. Peters, S. Lawrence Prendergast and Edward Stewart resigned from ATC’s Board of Directors effective immediately. Pursuant to the terms of the Merger Agreement, from and after the effective time of the Merger, the directors of Merger Sub immediately prior to the Merger shall be the directors of ATC, and the officers of ATC immediately prior to the Merger shall continue to be the officers of ATC.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Incorporation of ATC was amended at the effective time of the Merger to read in its entirety as set forth in Exhibit 3.1 to this Current Report on Form 8-K. Pursuant to the Merger Agreement, the bylaws of Merger Sub in effect immediately prior to the effective time of the Merger became the bylaws of ATC, which read as set forth on Exhibit 3.2 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of ATC was held on October 22, 2010 at 8:00 a.m. local time at the Fairmont Pittsburgh, located at 510 Market Street, Pittsburgh, Pennsylvania 15222 (the “Special Meeting”).

At the Special Meeting, ATC submitted the following proposals to a vote of stockholders: (i) to adopt the Merger Agreement (the “Merger Proposal”) and (ii) to approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve and adopt the Merger Proposal (the “Adjournment Proposal”). The adoption of the Merger Proposal required the affirmative vote of the holders of a majority of the issued and outstanding shares of ATC Common Stock entitled to vote thereon. The adoption of the Adjournment Proposal required the affirmative vote of the stockholders holding a majority of shares present in person or by proxy at the Special Meeting and entitled to vote thereat and thereon. There were 20,153,848 shares of ATC Common Stock entitled to vote at the Special Meeting.

At the Special Meeting, the Merger Proposal was approved by holders of ATC Common Stock with 15,700,414 votes cast “For” the Merger Proposal, 10,701 votes cast “Against” and 3,002 shares “Abstaining.” The Adjournment Proposal was approved by holders of ATC Common Stock with 14,515,112 votes cast “For” the Adjournment Proposal, 1,195,508 votes cast “Against” and 3,497 shares “Abstaining.”

The Merger Proposal and the Adjournment Proposal are described in detail in ATC’s definitive Proxy Statement filed September 22, 2010, which was mailed to stockholders on or about September 24, 2010.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Reference

2.1	Agreement and Plan of Merger, dated July 18, 2010, as amended, by and among ATC, GENCO and Merger Sub (previously filed as Exhibit 2.1 to ATC’s Current Report on Form 8-K filed on July 19, 2010 and incorporated herein by reference)

3.1	Amended and Restated Certificate of Incorporation of ATC

3.2	Bylaws

99.1	Press Release issued by ATC on October 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ATC TECHNOLOGY CORPORATION Registrant

/S/ JOSEPH SALAMUNOVICH
Joseph Salamunovich
Vice President

October 22, 2010

EXHIBIT INDEX

Exhibit Number	Reference

2.1	Agreement and Plan of Merger, dated July 18, 2010, as amended, by and among ATC, GENCO and Merger Sub (previously filed as Exhibit 2.1 to ATC’s Current Report on Form 8-K filed on July 19, 2010 and incorporated herein by reference)

3.1	Amended and Restated Certificate of Incorporation of ATC

3.2	Bylaws

99.1	Press Release issued by ATC on October 22, 2010